                             Joint Filer Information

Name:                     Resource Capital Investment Corp.

Address:                  c/o Global Resource Investments Ltd.
                          7770 El Camino Real
                          Carlsbad, CA 92009

Designated Filer:         Exploration Capital Partners 2000 Limited Partnership

Issuer and Ticker Symbol: Vista Gold Corp. (VGZ)

Date of Event
Requiring Statement:      10/25/04

Signature:                Resource Capital Investment Corp.
                          By:  Arthur Richards Rule, President

                          By:  /s/ Gretchen Carter
                               ---------------------------------------
                                 Gretchen Carter, Attorney-in-Fact

Additional Explanation of Responses:
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Resource Capital Investment Corp. is the general partner of the Reporting Person.